Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 2026, relating to the financial statements of Marsh & McLennan Companies, Inc. and the effectiveness of Marsh & McLennan Companies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2025.

New York, New York

February 9, 2026